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                                                                  EXHIBIT 10.10

                                ADMINISTAFF, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                 (Amended and Restated Effective April 1, 2002)

                  Administaff, Inc. previously amended and restated the Administaff Employee Stock Purchase Plan (the "Plan") pursuant to the authority reserved in Section 12 of the Plan, effective February 10, 2000. Pursuant to such authority, Administaff, Inc. hereby amends and restates the Plan effective April 1, 2002, to read as follows:

                  1.       Definitions.

                  As used in the Plan the following terms shall have the meanings set forth below:

                  (a) "Account" means a brokerage account established on behalf of a Participant pursuant to the terms of the Plan.

                  (b)      "Board" means the Board of Directors of the Company.

                  (c) "Committee" means the members of the Board of Directors of Administaff of Texas, Inc., or such other persons as shall be appointed by the Board.

                  (d) "Common Stock" means the common stock, $0.01 par value, of Administaff, Inc.

                  (e) "Company" means Administaff, Inc., a Delaware corporation, or any successor.

                  (f) "Effective Date" means the effective date of the S-8 Registration Statement covering the shares of Common Stock subject to the Plan.

                  (g) "Eligible Compensation" means, with respect to a Participant, the total cash compensation paid to the Participant by the Participating Companies each pay period during a Purchase Period, including any elective salary deferral contributions made therefrom pursuant to Code Sections 125, 129, 132, 401(k), or such other code sections as may be allowed by the Company.

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                  (h)      "Eligible Employee" means an employee of a
         Participating Company, including any officer of the Company; provided, however, that the term "Eligible Employee" shall not include (i) an individual who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of stock of the Company or any subsidiary (in determining stock ownership of an individual, the rules of Section 424(d) of the Internal Revenue Code of 1986, as amended, shall be applied), and (ii) worksite employees, unless such worksite employee is in a covered group of worksite employees as designated by his Participating Company.

                  (i) "Enrollment Date" means the later of (i) the Effective Date or (ii) the date an Eligible Employee's election to participate becomes effective.

                  (j) "Participant" means an Eligible Employee who has elected to participate in the Plan in the manner prescribed by the Committee or its designee.

                  (k) "Participating Companies" means the Company, Administaff of Texas, Inc., Administaff Services, L.P., Administaff Client Services, L.P. and Administaff Financial Management Services, Inc. In addition, the Committee, in its sole discretion may from time to time designate any other Subsidiaries as a Participating Company.

                  (l) "Purchase Date" means the date or dates during the 15-day period following each Purchase Period on which shares of Common Stock shall be purchased by the Recordkeeper with the cash allocated to the Accounts as of the end of such Purchase Period.

                  (m) "Purchase Price" means the closing market price from the NYSE for the last trading day of the applicable Purchase Period.

                  (n) "Purchase Period" means each calendar month during the term of the Plan, commencing on April 1, 2002.

                  (o) "Recordkeeper" means the brokerage firm or other person engaged by the Company to maintain the Accounts and purchase and allocate shares of Common Stock in the pursuant to the Plan.

                  (p) "Subsidiary" means any corporation, domestic or, foreign, of which the Company owns, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests and that otherwise qualifies as a "subsidiary corporation" within the meaning of Section 424(f) of the Code or any successor thereto.

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                  2.       Purpose of the Plan.

                  (a) The purpose of the Plan is to provide an opportunity for present and future employees of the Participating Companies to acquire a proprietary interest (or increase an existing proprietary interest) in the Company through the purchase of shares of Common Stock.

                           (b) All expenses of administering the Plan, other than brokerage commissions and taxes incurred in conjunction with the sale of shares of Common Stock through the Plan by the Recordkeeper for a Participant, shall be paid by the Participating Companies.

                  3.       Administration of the Plan.

                           (a) The Plan shall be administered by the Committee. The Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to correct any defect or rectify any omission in this Plan or to reconcile any inconsistency in this Plan, and to make all other determinations necessary or advisable for the administration of the Plan, all of which actions and determinations shall be final, conclusive and binding on all persons. The act or determination of a majority of the members of the Committee shall be deemed to be the act or determination of the Committee.

                           (b)      The Committee may request advice or
         assistance or employ such other persons as it in its discretion deems necessary or appropriate for the proper administration of the Plan, including, but not limited to employing a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan.

                  4.       Eligibility to Participate in the Plan.

                           Each Eligible Employee who is employed by a Participating Company shall be eligible to participate in the Plan.

                  5.       Purchase Periods.

                           The Plan shall consist of consecutive Purchase Periods beginning on the Effective Date and continuing thereafter until the Plan is otherwise amended or terminated.

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                  6.       Election to Participate in the Plan.

                           (a)      Each Eligible Employee may elect to
         participate in the Plan by submitting an enrollment election in electronic form or such other form as determined by the Committee or its designee. Such Eligible Employee's participation shall commence as soon as administratively feasible after making such election to participate.

                           (b) Payroll deductions for a Participant shall commence as soon as administratively feasible following the Participant's Enrollment Date and shall continue until (i) changed or terminated by the Participant as provided below, (ii) the termination of the Plan, or (iii) the Participant ceases to be an Eligible Employee, whichever occurs first.

                  7.       Payroll Deductions and Dividends.

                           (a) All Participant contributions pursuant to the Plan shall be made only by payroll deductions. At the time a Participant submits a proper enrollment election, the Participant shall authorize payroll deductions to be made on each payroll date that is subsequent to the Participant's Enrollment Date in a designated whole percentage (i.e., 1%, 2%, 3%, etc.) of the Participant's Eligible Compensation, but in no event shall such percentage be greater than 25% of such Participant's Eligible Compensation.

                           (b)      All payroll deductions made for a
         Participant by a Participating Company shall be accounted for by the Recordkeeper for the Participant with respect to the payroll deductions of a Participant occurring during the Purchase Period or for any days after the end of the Purchase Period but prior to the actual purchase of Common Stock for the Purchase Period to which the payroll deduction is applicable.

                           (c) A Participant may change his/her payroll deduction election at anytime by submitting such an election in electronic form or such other allowable form as determined by the Committee. Such change shall become effective as soon as administratively feasible thereafter.

                           (d) Dividends on shares held in a Participant's Account, if any, will also be credited to such Participant's Account in cash or in Common Stock in the case of a stock dividend.

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                  8.       Purchase of Shares.

                           (a) Following the end of each Purchase Period, the Participants' Accounts shall be applied automatically by the Recordkeeper to purchase the maximum number of shares of Common Stock that may be purchased with the accumulated payroll deduction and dividends, if any, allocated to the Participants' Accounts. Each Participant's Account shall be allocated each Purchase Period its pro rata share (whole shares only) of the total number of shares purchased for such Purchase Period. If any amount of a Participant's payroll deductions for the applicable Purchase period remains after subtracting the costs of the whole shares allocated to the Participant's Account, such amount will be deposited as cash in his/her Account. Any such cash deposits shall not be applied to the purchase of shares of Common Stock for the following Purchase Period(s). A Participant shall have all of the rights and privileges of a stockholder of the Company with respect to the whole shares of Common Stock allocated to the Participant's Account.

                           (b) Certificates evidencing shares purchased by the Recordkeeper on behalf of the Participant shall be held by the Recordkeeper or any other bank or financial institution designated by the Committee or its designee in book entry form until Participant provides the Recordkeeper other instructions.

                  9.       Withdrawal; Termination of Employment.

                           (a) A Participant may reduce or stop all, of his/her payroll deductions at any time by submitting an election in electronic form or other such allowable form as determined by the Committee or its designee. Payroll deductions will not resume on behalf of a Participant unless a new enrollment election is submitted to the Company or its designee directing the Participating Company to resume payroll deductions.

                           (b) Without withdrawing from participation in the Plan, a Participant may at any time elect to withdraw certificates for shares of Common Stock from his/her Account by giving notice to the Recordkeeper in such electronic form or other such allowable form as determined by the Recordkeeper. Upon receipt of such notice, the Recordkeeper will arrange for the issuance and delivery of certificates for the shares of Common Stock held in the Participant's Account as soon as administratively feasible.

                           (c) In the event a Participant ceases to be an Eligible Employee for any reason, his/her payroll deductions will automatically stop and the amounts then credited to the Participant's Account will be applied to purchase shares under the Plan at the end of such Purchase Period as provided in Section 8 above.

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                  10.      Transferability.

                           Accounts under the Plan are not transferable by a Participant other than as allowed under the procedures set forth by the Custodian of the Participant's Account upon the Participant's death.

                  11.      Reports.

                           Individual Accounts will be maintained for each Participant in the Plan. Statements of Accounts will be given to Participants four times each year, and will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

                  12.      Amendment and Termination of the Plan.

                           The Committee, in its discretion, may at any time, or from time to time, amend the Plan in any respect and may terminate the Plan.

                  13.      Notices.

                           All notices or other communications by a Participant to the Participating Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Participating Company at the location, or by the person, designated by the Participating Company for the receipt thereof.

                  14.      Withholding of Taxes.

                           A Participating Company may make such provisions as it deems appropriate for withholding from a Participant's Eligible Compensation such amounts as the Participating Company determines it is required to withhold in connection to all tax laws with the purchase of any Common Stock pursuant to the Plan.

         ADMINISTAFF OF TEXAS, INC.

         /s/ Paul J. Sarvadi
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         Paul J. Sarvadi
         President and Chief Financial Officer

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